Exhibit 5





                                               November 24, 1997




Emerson Electric Co.
8000 West Florissant Avenue
St. Louis, Missouri 77070


Ladies and Gentlemen:

               I am Assistant General Counsel and Assistant Secretary of Emerson Electric Co. ("Emerson").

               In connection with Emerson's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Emerson of shares (the "Shares") of common stock, par value $.50 per share, of Emerson to be issued in connection with the merger of Emersub LVII, Inc. ("Merger Subsidiary"), a wholly-owned subsidiary of Emerson, with and into Computational Systems, Incorporated ("CSI") pursuant to the terms of the Agreement and Plan of Merger dated as of October 17, 1997 among Emerson, CSI and Merger Subsidiary (the "Merger Agreement"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for the purposes of this opinion.

               In rendering this opinion I have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the stockholders of CSI will have approved and adopted the Merger Agreement and (iii) the transactions contemplated by the Merger Agreement will have been consummated.

               On the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

               I am a member of the Bar of the State of Missouri and the foregoing opinion is limited to the laws of the State of Missouri and the federal laws of the United States of America.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Harley M. Smith
                                    -------------------
                                    Harley M. Smith